UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 19, 2005

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Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As reported in its Form 10-Q for the quarterly period ended October 31, 2005, Wal-Mart Stores, Inc. (the “Company”) has received a grand jury subpoena from the United States Attorney's Office in Los Angeles, California, seeking documents and information relating to the Company's receipt, transportation, handling, identification, recycling, treatment, storage and disposal of certain merchandise that constitutes hazardous materials or hazardous waste. The Company also received administrative requests from the California Department of Toxic Substances Control requesting similar documents and information. California state and local authorities and the State of Nevada have also initiated investigations into this matter. The Company is cooperating fully with the respective authorities.

The Company has now been informed by the U.S. Attorney that it is a target of a criminal investigation into potential violations of the Resource Conservation and Recovery Act (“RCRA”). The investigation by the U.S. Attorney involves, among other things, the transportation of returned merchandise from the Company’s stores in California to its Return Center in Las Vegas, Nevada. Historically, the Company’s practice has been to consolidate certain returned merchandise at its Return Centers, then dispose of the merchandise classified as “hazardous waste” by transporting such merchandise from the Return Center to a certified waste disposal facility using a certified hazardous waste carrier.

The U.S. Attorney contends that the use of Company trucks to transport certain materials from its stores to its Return Centers is prohibited by RCRA because those materials may be considered hazardous waste. The government alleges that, to comply with RCRA, the Company must ship from the store certain materials as “hazardous waste” directly to a certified disposal facility using a certified hazardous waste carrier.

The Company cannot predict the outcome of this matter or the amount of any possible loss or range of loss which may arise from this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2005

   WAL-MART STORES, INC.

By:	/s/ Thomas A. Mars
Thomas A. Mars
Senior Vice President and General Counsel

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